Exhibit 5.2


                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                   A DELAWARE LIMITED LIABILITY PARTNERSHIP
                           AMERICAN ATTORNEYS AT LAW
                         30/F TOWER TWO, LIPPO CENTRE
                       89 QUEENSWAY, CENTRAL, HONG KONG
                                   ________

                             Tel: (852) 2820-0700
                             Fax: (852) 2820-0727
                            http://www.skadden.com



                                                     February 4, 2005



Rediff.com India Limited
Mahalaxmi Engineering Estate
1st Floor, L.J. First Cross Road
Mahim (West), Mumbai 400 016


                  Re:      Rediff.com India Limited
                           Registration Statement on Form F-3
                           ----------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to Rediff.com India Limited, an Indian limited liability company (the "Company"), in connection with the preparation of the Registration Statement on Form F-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of the Company with an aggregate public offering price of up to $40,000,000 (or the equivalent, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designed by the Company): senior or subordinated debt securities, in one or more series (the "Debt Securities"), which may be issued under a senior indenture, proposed to be entered into between the Company and Citibank, N.A., as trustee, and a subordinated indenture, proposed to be entered into between the Company and Citibank, N.A., as trustee, respectively (collectively, the "Indentures" and each trustee, a "Trustee"), and equity shares, par value Rs. 5, of the Company.

                  This opinion is delivered in accordance with the requirements of Items 601(b)(5) of Regulation S-K under the Securities Act.

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the form of Registration Statement and (ii) the form of the Indentures, filed as exhibits to the Registration Statement, including forms of the Debt Securities contained therein. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto (including the Company), have been duly organized and are and will continue to be validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, and had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute or will constitute valid and binding obligations of such parties. We have also assumed that Debt Securities and each of the Indentures will be executed and delivered in substantially the form reviewed by us. In addition, we have assumed that the terms of the Debt Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Debt Securities and the Indentures will not, violate, conflict with or constitute a default under (i) the Articles of Association and Memorandum of Association of the Company, or any agreement or other instrument to which the Company is subject, (ii) any law, rule or regulation to which the Company is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We have also assumed that (i) the Company has duly authorized the filing of the Registration Statement under Indian law; (ii) prior to the issuance of any Debt Securities, the Company will have duly authorized the issuance and terms of the Debt Securities under Indian law; (iii) prior to the issuance of any Debt Securities, each of the Indentures and each note or other executed document evidencing Debt Securities, will be duly authorized, executed and delivered by the Company under Indian law; (iv) the choice of New York law in each of the Indentures is legal and valid under the laws of other applicable jurisdictions; (v) the execution and delivery by the Company of each of the Indentures and each other executed document evidencing Debt Securities and the performance by the Company of its obligations thereunder will not violate or conflict with any laws of India; and (v) the Company has and will have otherwise complied with all aspects of the laws of India in connection with the issuance of the Debt Securities as contemplated by the Registration Statement. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                  Our opinions set forth below are limited to the laws of the State of New York and the United States of America, in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Debt Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

                  The opinions set forth below are subject to the following qualifications, further assumptions and limitations:

                  (i) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

                  (ii) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby;

                  (iii) we do not express any opinion as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

                  (iv) the validity or enforcement of any agreements or instruments may be limited by requirements that a claim with respect to any series of Debt Securities to be offered pursuant to the Registration Statement (the "Offered Debt Securities") denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and

                  (v) the validity or enforcement of any agreements or instruments may be limited by governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

                  Based upon and subject to the foregoing, we are of the opinion that with respect to Offered Debt Securities, when (i) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture; (iii) the applicable Indenture has been duly executed and delivered by each party thereto and the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding underwriting or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

                  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the appearance of the firm's name under the heading "Validity of the Securities" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                          Very truly yours,



                                 /s/ Skadden, Arps, Slate, Meagher & Flom LLP